UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 07, 2025

CULLINAN THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39856	81-3879991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Suite 1350
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 410-4650

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2025, Cullinan Therapeutics, Inc. (the "Company") announced its financial results for the quarter ended June 30, 2025. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2025, Anne-Marie Martin, Ph.D. notified the Board of Directors (the “Board”) of the Company of her intention to resign as a director of the Company effective as of August 7, 2025. As part of her resignation, Dr. Martin also resigned from the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). Dr. Martin’s decision to resign was not the result of any disagreement with the Company on any matter relating to our operations, policies or practices.

Additionally, on August 4, 2025, David P. Ryan, M.D. notified the Board of his intention to resign as a director of the Company, effective as of August 7, 2025. As part of his resignation, Dr. Ryan also resigned from the Compensation Committee of the Board (the “Compensation Committee”). Dr. Ryan’s decision to resign was not the result of any disagreement with the Company on any matter relating to our operations, policies or practices.

Effective August 7, 2025, the Board appointed Mittie Doyle, M.D., FACR as a Class I director and as a member of the Nominating Committee and Andrew Allen, M.D., Ph.D. as a Class II director and as a member of the Compensation Committee.

Dr. Doyle, age 60, has served as the Chief Medical Officer of Avalo Therapeutics, Inc., a public biotechnology company, since July 2024. From September 2021 to July 2024, Dr. Doyle served as Chief Medical Officer at Aro Biotherapeutics, a private biotechnology company. Prior to that, she served as Vice President, Global Therapeutic Area Head, Immunology at CSL Behring, a global biotech company, from October 2017 to September 2021. Prior to her time at CSL Behring, Dr. Doyle held senior level roles as Vice President, Global Development Lead at Shire Pharmaceuticals from August 2016 to October 2017, Vice President, Clinical Research at Flexion Therapeutics from April 2015 to July 2016. Dr. Doyle currently serves on the board of directors of a private company and previously served on the board of directors of DICE Therapeutics (“DICE”), a public company, from March 2022 to August 2023, when DICE was acquired by Eli Lilly and Company. Dr. Doyle received a B.A. from Princeton University and her M.D. from Yale Medical School. She completed her postdoctoral training at Harvard Medical School including residency in Internal Medicine at Massachusetts General Hospital and a clinical/research fellowship in Rheumatology and Immunology at Brigham and Women’s Hospital. We believe Dr. Doyle is qualified to serve on our board of directors due to her extensive experience in leadership and immunology clinical development.

Dr. Allen, age 59, co-founded Gritstone bio, Inc. (“Gritstone”) and served as its President and Chief Executive Officer from August 2015 to December 2024. Prior to Gritstone, Dr. Allen co-founded Clovis Oncology, Inc., a public pharmaceutical development company, and served as its Executive Vice President of Clinical and Preclinical Development and Chief Medical Officer from March 2009 to July 2015. Prior to that role, from 2006 to 2008 he was Chief Medical Officer and Executive Vice President at Pharmion Corporation, a biotechnology company that was acquired by Celgene Corporation. Previously, Dr. Allen served in clinical development leadership roles at Chiron Corporation, a biotechnology company that was acquired by Novartis International AG, and Abbott Laboratories, a public medical devices and healthcare company, and worked at McKinsey & Company, where he advised life science companies on strategic issues. He currently serves on the board of directors of Adaptimmune Therapeutics plc, a public biotechnology company, as well as on the boards of multiple private companies. Dr. Allen previously served on the boards of directors of Sierra Oncology, Inc., a public biopharmaceutical company, from October 2017 until its acquisition by GSK in July 2022 and Epizyme, Inc., a public biopharmaceutical company, from June 2014 until November 2021. Dr. Allen qualified in medicine at Oxford University and received a Ph.D. in immunology from the Imperial College of Science, Technology, and Medicine in London. We believe Dr. Allen is qualified to serve on our board of directors due to his extensive experience in leadership and oncology clinical development.

Pursuant to the Company’s director compensation program, upon their appointment as directors, each of Dr. Doyle and Dr. Allen was granted an option on August 7, 2025 with a grant date fair value of $359,000. These options will vest as to one-third of the shares underlying such award on each of the first, second and third anniversaries of the date of grant of the award, subject to each of their continued service as a director. Also, under the Company’s director compensation program, on the dates of the Company’s annual meetings of stockholders, each non-employee director that is serving on the Company’s Board who did not previously receive an initial grant in the same year will receive an option to purchase shares of common stock of the Company with a grant date fair value of $215,000. Each of these options will vest on the twelve-month anniversary of the date of grant of the award (or, if earlier, the date of the next annual meeting of stockholders following the date of grant of the award), subject to the non-employee director’s continued service as a director. All options issued to non-employee directors under the Company’s director compensation program will become exercisable in full upon a change in control of the Company. Each of Dr. Doyle and Dr. Allen will also receive the standard cash retainers for their membership on the Board and the Committees they serve on, as set out in the Company's non-employee director compensation policy, a copy of which was filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2025.

Also in connection with each of Dr. Doyle and Dr. Allen’s elections to the Board, they will each enter into the Company’s standard form of indemnification agreement for directors, a copy of which was filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-251512) filed with the SEC on December 18, 2020. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify the directors for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her or him in any action or proceeding arising out of her or his service as a director.

There are no arrangements or understandings between Dr. Doyle and any other person pursuant to which she was appointed as a director of the Company. Dr. Doyle was not involved in any transactions with the Company in an amount exceeding $120,000 since the beginning of the Company’s last fiscal year and there are no such currently proposed transactions.

Similarly, there are no arrangements or understandings between Dr. Allen and any other person pursuant to which he was appointed as a director of the Company. Dr. Allen was not involved in any transactions with the Company in an amount exceeding $120,000 since the beginning of the Company’s last fiscal year and there are no such currently proposed transactions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Cullinan Therapeutics, Inc. on August 7, 2025, furnished herewith
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLINAN THERAPEUTICS, INC.

Date:	August 7, 2025	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer